Exhibit 10.5

Grandview Consultants, Inc.
300 South Pine Island Road
Suite 305
Plantation, Fl 33324

October 21, 2011

ACE Consulting Management, Inc.
923 E. Valley Blvd.
Suite 103B
San Gabriel, CA 91776

This letter is for the purpose of the engagement of Grandview Consultants, Inc. (GCI) as a financial consultant to ACE Consulting Management, Inc. ("ACE" or "the Company"). This letter is intended to serve as our Engagement Agreement (the "Agreement") to provide such services.

1.             Services:

●	Assist in the ongoing review and adjustment of the Company's business and strategic plan for the growth of the Company's business.
o	GCI will coordinate with legal counsel as needed for draft, review and facilitating the SEC registration(s)
o	Assist, review and facilitate market maker in filing form 211 with FINRA
o	GCI will coordinate with outside CPA firms as needed for reporting and Accounting of the PCAOB certified financial statements
●	Provide such other services as reasonably determined by both parties and documented in writing.

GCI will provide its best efforts in furnishing the above services and will, in its sole discretion, determine the amount of its time to be devoted to undertaking those services. Services relative to securing or undertaking financing, strategic relationships and merger and acquisition transactions, including the identification of suitable partners and candidates, will be subject to separate agreements and financial arrangements.

In performing its services herein, GCI will be entitled to rely without investigation upon all information that is provided by the Company, and the Company hereby represents that such information will be complete and accurate in all material respects. GCI does not represent or guarantee that the Company will be successful in raising any Consultants or completing any merger or acquisition transactions.

GCI may, during or subsequent to the term of this Agreement, perform services for any other person or firm without the Company's prior approval.

2.             Term of Agreement. The term of this Agreement and the commencement of the services of GCI shall commence upon the acceptance of this Agreement as evidenced below (the "Effective Date") and shall terminate six (6) months thereafter.

3.             Consulting Fees. Our compensation for this project will have a fee and an equity component for the value being given by GCI to the strategic planning and growth of the Company from the outset of its engagement and the extensive amount of time and cost invested by the principals and employees of GCI.

ACE Consulting Management, Inc.
10/21/2011

●	A nonrefundable fee in the amount of $10,000 USD payable on the date of the executed Agreement.

●
2,934,360 shares of the Company's common stock issued as compensation, in the name of Grandview Consultants, Inc. These shares shall be fully paid, nonassessable and subject to piggy back registration rights.

●	Any termination of this Agreement by the Company prior to its termination date shall not affect compensation as described herein.

●	Payment shall be made to:

SunTrust Bank
ABA# 061000104
For further credit to:
Grandview Consultants, Inc.
Account # 1000141645571

3115 S. University Drive
Davie, FL 33328
954-472-5377

4.             Limitation on Services. As a financial consultant to the Company, GCI will assist the Company as described above but will not act as its agent. Accordingly, while GCI may identify prospective financing sources and target companies and provide information relating to the transaction to such persons at the Company's request, all business decisions relating to acceptance or rejection of offers, bids or other matters and the negotiation of such terms shall be solely the Company's responsibility. The Company is also responsible for taking steps to ensure that the transaction is conducted in compliance with all applicable federal and state securities laws (consulting with counsel, if appropriate). In the absence of gross negligence or willful misconduct on the part of GCI, GCI shall not be liable to the Company or to any affiliate, employee, shareholder or creditor of the Company for any act or omission in the course of or in connection with the provision of advice or assistance hereunder.

5.             Reimbursement of Expenses. The Company agrees to reimburse GCI all expenses that are incurred on behalf of the Company, which shall be comprised of reasonable out-of-pocket expenses incurred in connection with the services described herein. As of the date hereof, these expenses include (i) all reasonable travel expenses for Company approved meetings. Expenses will be billed and paid on a monthly basis, when submitted on the first of each subsequent month. GCI shall not incur any single expense above $500.00 without obtaining the Company's prior written authorization for such charges.

6.             Location of Services. It is understood that GU's services will be rendered off-site of the Company.

ACE Consulting Management, Inc.
10/21/2011

7.             Miscellaneous:

A.           Confidentiality. The parties agree that they will cooperate with each other and provide full due diligence, and that all conversations, documentation, or work product will be kept in the utmost confidence. GCI will have the permission to offer, copy, and duplicate any part of the work product of the Company for the limited purpose of its own due diligence examination and for the purpose of introducing the Company to potential financing sources, strategic partners, etc. GCI will obtain the permission of the Company before any confidential information of the Company is delivered to third parties. Any misrepresentation by either party shall constitute a breach of this agreement. Notwithstanding the foregoing, confidential information will not include information: (i) disclosed by GCI pursuant to court order or other legal process; (ii) generally known to and available for use by the public; and (iii) required to be disclosed by GC! to enforce any rights it may have under this agreement.

B.           Indemnification. It is understood that each party shall be held harmless from any and all legal action resulting from the other's misstatements, omissions, or errors of any kind and shall be indemnified from any and all direct legal expenses and any and all direct costs, excluding salary and any loss of business such party may incur as a result of the other's actions.

C.           Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes any prior communications, understandings, and agreements between the parties. This Agreement cannot be modified or changed nor can any of its provisions be waived, except by a writing signed by all parties.

D.           Governing Law. This Agreement shall be governed by the laws of the State of Florida. Any controversy shall be settled in the appropriate forum located in Broward County, Florida, U.S.A.

E.           Attorneys' Fees. In the event any litigation or controversy arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation or controversy shall be entitled to recover from the other party or parties all reasonable attorneys' fees, expenses, and suit costs, including those associated with any appellate or post judgment collection proceedings.

F.           Binding Effect. GC! shall not assign this Agreement in whole or in part, nor any of his rights and obligations hereunder without the prior written consent of the Company. This Agreement shall insure to the benefit of, and be binding upon the parties hereto, and their respective heirs, personal representatives, successors and assigns.

8.             Notices. Any and all notices or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given on (1) the date of delivery, if delivered in person to the addressee, (ii) the next business day if sent by overnight courier or by overnight U.S. Express Postal Service, or (iii) three days after mailing, if mailed within the continental United States, postage prepaid, by certified mail, return receipt requested, to the party entitled to receive same, at his or its address set forth below.

ACE Consulting Management, Inc.
10/21/2011

Company:	ACE Consulting Management, Inc. 923 E. Valley Blvd, Suite 103B, San Gabriel, CA Attention: Alex Jen
Company	Grandview Consultants, Inc. 300 South Pine Island Road Suite 305 Plantation, Florida 33324 Attention: Peter Goldstein

The parties may designate by notice to each other any new address for the purposes of this Agreement as provided in this Section 8.

If the foregoing letter is in accordance with our understanding of the terms of our engagement, please sign, date, and return your signature to us via facsimile with an original via mail.

Very truly yours,

GRANDVIEW CONSULTANTS, INC.

By:	/s/ Peter Goldstein
Peter Goldstein, President

AGREED AND ACCEPTED:

ACE Consulting Management, Inc.

By:	/s/ Alex Jen
Alex Jen

Date:	Oct 21, 2011